Exhibit 10.13

AMENDMENT TO COLLABORATION AGREEMENT

This AMENDMENT TO COLLABORATION AGREEMENT (the “Amendment”) is made as of October 19, 2020 (the “Amendment Effective Date”), by and between Anixa Biosciences, Inc., a Delaware corporation (“Anixa”), and OntoChem GmbH, a German limited liability company (“OntoChem”). Anixa and OntoChem are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into a Collaboration Agreement (the “Agreement”) on April 14, 2020;

WHEREAS, the Parties agree that more time is necessary to complete the activities set forth in the Research Plan attached as Exhibit A to the original Agreement; and

WHEREAS, Anixa agrees to provide additional funds to OntoChem to complete the Research Plan.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises herein made and exchanged, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following:

1. Terms. Capitalized terms in this Amendment shall have the same meaning as those in the Agreement, unless specifically defined in this Amendment.

2. Amendments.

2.1 Section 3.1(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

3.1(a) pay OntoChem: (i) 16,667 Euros withing five (5) days after the Effective Date; (ii) five (5) installments in the amount of 16,667 Euros on each one-month anniversary of the Effective Date, except that the last such payment will be due on October 21, 2020; and (iii) three (3) installments in the amount of 8,334 Euros on each one-month anniversary of the Effective Date commencing on November 14, 2020; and

2.2 Section 3.1(b) of the Agreement is hereby amended and restated to read in its entirety as follows:

3.1(b) reimburse OntoChem for its out-of-pocket expenses incurred in performing the Research Plan on a pass-through basis without mark-up, within thirty (30) days after delivery of an invoice therefor (including reasonable supporting documentation), provided that Anixa has approved such expenses in advance and in writing (including in regard to the selection of specific Hit Compounds to be synthesized and analyzed in biological assays). It is estimated that OntoChem’s out-of-pocket expenses under the Research Plan will include 165,000 Euros payable to Tube Pharmaceuticals GmbH as a subcontractor of OntoChem, subject to Section 2.5.

2.3 Section 4.6 of the Agreement is hereby amended and restated to read in its entirety as follows:

4.6 Survival. Expiration or termination of this Agreement will not affect the rights and obligations of the Parties that accrued prior to the effective date of such expiration or termination. The following provisions will remain in effect following expiration or termination of this Agreement and the Parties will continue to be bound thereby: Sections 2.4, 2.7, 2.8 (last sentence only), 3.2, 3.3, 3.4, 3.5, 4.5, 4.6, 5, 6, 8 and 9.

2. Interpretation. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. To the extent there are any inconsistencies or ambiguities between this Amendment and the Agreement, the terms of this Amendment shall supersede the Agreement.

3. Governing Law. This Amendment and the rights and obligations of the Parties hereunder will be governed by the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdiction. The Parties agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Amendment.

4. Counterparts. The Parties may execute this Amendment in multiple counterparts, all of which together will constitute one instrument. Signatures to this Amendment delivered by facsimile or other electronic transmission (e.g., portable document format (PDF)) will be deemed to be binding as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

ANIXA BIOSCIENCES, INC.		ONTOCHEM GMBH

By:	/s/ Amit Kumar	By:	/s/ Lutz Weber
	Amit Kumar, Ph.D.		Lutz Weber, Ph.D.
	President and CEO		CEO

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